Item 77D

Policies with respect to security investments

1. At a meeting of the Board of Trustees (the "Board") of BNY Mellon Funds Trust (the "Trust") held on September 9, 2013, the Board approved changes to the investment policies of BNY Mellon Large Cap Stock Fund, effective October 21, 2013.  The changes are more particularly described in a Supplement dated September 11, 2013 to the Trust's Prospectus dated December 31, 2012 (the "Prospectus") and filed on that date with the Securities and Exchange Commission (the "SEC"), which is incorporated herein by reference.

2. At a meeting of the Board of the Trust held on September 9, 2013, the Board approved changes to the investment policies of BNY Mellon Asset Allocation Fund (the "Asset Allocation Fund"), effective October 21, 2013.  The changes are more particularly described in a Supplement dated September 11, 2013 to the Prospectus and filed on that date with the SEC, which is incorporated herein by reference.

3. At a meeting of the Board of the Trust held on July 25, 2013, the Board approved changes to the investment policies of the Asset Allocation Fund with respect to the asset class of the Asset Allocation Fund designated "Large Cap Equities", including removing BNY Mellon U.S. Core Equity 130/30 Fund as an investment option, effective August 29, 2013, and adding Dreyfus Research Growth Fund, Inc. and Dreyfus Strategic Value Fund as additional investment options, each effective August 1, 2013.  The changes are more particularly described in Supplements, each dated July 25, 2013, to the Prospectus and the Trust's Statement of Additional Information dated December 31, 2012 (the "SAI").  Each Supplement was filed on July 25, 2013 with the SEC and is incorporated herein by reference.

4. At a meeting of the Board of the Trust held on July 25, 2013, the Board approved changes to the investment policies of BNY Mellon Large Cap Market Opportunities Fund and BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund (each, a "Fund"), including removing the U.S. Core Equity 130/30 Strategy from each Fund, effective August 29, 2013, and permitting each Fund to gain exposure to the Dynamic Large Cap Value Strategy by investing in Dreyfus Strategic Value Fund, effective August 1, 2013.  The changes are more particularly described in Supplements, each dated July 25, 2013, to the Prospectus and the SAI.  Each Supplement was filed on July 25, 2013 with the SEC and is incorporated herein by reference.

5. At a meeting of the Board of the Trust held on July 25, 2013, the Board approved changes to the definition of "small cap" companies with respect to BNY Mellon Small Cap Multi-Strategy Fund, effective October 1, 2013.  The changes are more particularly described in a Supplement dated July 25, 2013 to the Prospectus and filed on that date with the SEC, which is incorporated herein by reference.

6. At a meeting of the Board of the Trust held on July 25, 2013, the Board approved changes to the definition of "mid cap" companies with respect to BNY Mellon Mid Cap Multi-Strategy Fund, effective October 1, 2013.  The changes are more particularly described in a Supplement dated July 25, 2013 to the Prospectus and filed on that date with the SEC, which is incorporated herein by reference.

7. At a meeting of the Board of the Trust held on June 11, 2013, the Board approved changes to the benchmark index of BNY Mellon National Intermediate Municipal Bond Fund, BNY Mellon National Short-Term Municipal Bond Fund, BNY Mellon Pennsylvania Intermediate Municipal Bond Fund, BNY Mellon Massachusetts Intermediate Municipal Bond Fund and BNY Mellon New York Intermediate Tax-Exempt Bond Fund.  Each change was effective July 1, 2013.  The changes are more particularly described in a Supplement dated July 1, 2013 to the Prospectus and filed on that date with the SEC, which is incorporated herein by reference.